Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 14, 2005 relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in Mercantile Bankshares Corporation’s 2004 Annual Report on Form 10K for the year ended December 31, 2004.

/s/ PricewaterhouseCoopers LLP

Baltimore, Maryland

May 20, 2005